Exhibit (m)


                          NEUBERGER BERMAN EQUITY FUNDS
                                   TRUST CLASS

                           PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

      The Trust Class of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:


                                                 FEE (AS A PERCENTAGE OF AVERAGE
            SERIES                              DAILY NET ASSETS OF TRUST CLASS)
            ------                              --------------------------------

Neuberger Berman Focus Fund                           0.10%

Neuberger Berman Guardian Fund                        0.10%

Neuberger Berman Millennium Fund                      0.10%

Neuberger Berman Partners Fund                        0.10%

Neuberger Berman Real Estate Fund                     0.10%

Neuberger Berman Regency Fund                         0.10%

Neuberger Berman Socially Responsive Fund             0.10%



Dated: March 7, 2002